EXHIBIT 99.1

Southern National Bancorp of Virginia Inc. Signs an Agreement to Purchase Certain Assets and Assume a Lease Agreement of Founders Corporation in Leesburg, Virginia

Southern National Bancorp's Banking Subsidiary, Sonabank N.A., Plans to Submit An Application to the OCC to Open a Branch At 1 East Market Street in Leesburg, Virginia

CHARLOTTESVILLE, Va., Dec. 19, 2007 (PRIME NEWSWIRE) -- Southern National Bancorp of Virginia Inc. (Nasdaq:SONA) announced today that it has executed an agreement with Founders Corporation in Leesburg, Virginia to purchase certain assets and assume a lease agreement on the ground floor of 1 East Market Street in Leesburg, Virginia. This is the historic banking center in the heart of Leesburg, in the old Loudoun National Bank which dates back to the 1800s. The banking floor has been completely renovated and Sonabank will open a branch there as soon as its branch application is approved by its regulator, the Office of the Comptroller of the Currency (the "OCC").

Founders Corporation had received both FDIC and Federal Reserve approval, as well as a Conditional Charter from the OCC to open a bank subject to certain conditions including the raising of $29 million in net capital. Given the current turmoil in the financial markets, Founders was unable to raise the minimum amount of capital it was expecting from institutional investors. As a consequence, it has returned to its local investors the funds which were in escrow.

Going forward, Brad Gable and Ed Wetherell of Founders Corporation will become Chairman and Vice Chairman, respectively, of Sonabank's Advisory Board for Leesburg and Loudoun County. Other members of that Board will be comprised of Board Members of Founders as well as the Organizing Investors of Founders Corporation. In addition, the Organizing Investors of Founders Corporation will receive warrants to purchase shares of SONA.

"We are so pleased to be working with a high quality, fast growing, community bank -- with a fantastic track record," said Gable, Chairman of the local advisory board.

Georgia Derrico, Chairman and CEO of Southern National Bancorp (SONA) commented, "This is a wonderful market, with a great team working to provide the best community banking has to offer in Leesburg and Loudoun County."

Southern National Bancorp of Virginia is the holding company for Sonabank N.A. Sonabank has branches in McLean, Reston, Fairfax, Warrenton, Charlottesville and Clifton Forge, Virginia. As of September 30, 2007, Sonabank had total assets of $345.3 million and total capital of $69.5 million. For the first nine months of 2007 Sonabank had net income of $1.6 million. It had a risk based capital ratio of 21.57% and a legal lending limit of over $7 million.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q) filed by Southern National Bancorp. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National Bancorp to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

CONTACT:  Southern National Bancorp
          R. Roderick Porter, President
          202-464-1130 ext. 2406
          Fax: 202-464-1134
          www.sonabank.com